Exhibit 1.1

44,173,484 Ordinary Shares

HIMAX TECHNOLOGIES, INC.

ORDINARY SHARES, PAR VALUE US$0.30 PER SHARE

in the form of American Depositary Shares

UNDERWRITING AGREEMENT

                  , 2013

, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

United States

Chardan Capital Markets, LLC

17 State Street

Suite 1600

New York, New York 10004

United States

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

United States

As Representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Innolux Corporation (the “Selling Shareholder” or “Innolux”) proposes to sell or cause its wholly-owned subsidiary to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for which you are acting as representatives (the “Representatives”), an aggregate of 44,173,484 Ordinary Shares (as defined below) (the “Firm Shares”), comprised of 1,154,448 Ordinary Shares represented by American Depositary Shares held directly by Innolux and 43,019,036 Ordinary Shares beneficially owned by Innolux and held by its wholly-owned British Virgin Islands subsidiary Leadtek Global Group Limited (“Leadtek”), of Himax Technologies, Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”).  The ordinary shares, par value US$0.30 per share, of the Company are hereinafter referred to as the “Ordinary Shares.”

Innolux proposes to sell to the several Underwriters not more than an additional 6,626,022 Ordinary Shares (the “Additional Shares”) if and to the extent that the Representatives determine to exercise, on behalf of the Underwriters, the right to purchase such Ordinary Shares granted to the Underwriters in Section 3 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Underwriters will take delivery of the Shares in the form of American Depositary Shares. American Depositary Shares corresponding to Shares not already represented by American

Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of May 29, 2012 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all owners and holders from time to time of American Depositary Shares (the “ADSs”) issued thereunder.  Each American Depositary Share will initially represent the right to receive two (2) Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form F-3 (File No. 333-189052) relating to the securities (the “Shelf Securities”), including the Shares, to be issued and sold from time to time, and a registration statement relating to the American Depositary Shares corresponding to the Shelf Securities.  The registration statement as amended to the date of this Agreement, including the documents incorporated by reference and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated June 10, 2013 is hereinafter referred to as the “Base Prospectus.”  The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. The registration statement relating to the American Depositary Shares, as amended to the date of this agreement, is hereinafter referred to as the “ADR Registration Statement.”  If the Company has filed an abbreviated registration statement to register additional Ordinary Shares and additional American Depositary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”), then any reference herein to the Registration Statement or the ADR Registration Statement shall be deemed to include the corresponding Rule 462(b) Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein.

1.                                      Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                                 The Registration Statement and the ADR Registration Statement have each become effective; no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)                                 Each of the Registration Statement and the ADR Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADR Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) as of the applicable filing date, the Closing Date and the Option Closing Date, as the case may be, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c).

(c)                                  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.

(d)                                 The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial conditions, business, properties or results of operations of the Company and its subsidiaries set forth in Schedule III hereto (the “Subsidiaries”, and each a “Subsidiary”), taken as a whole (“Material Adverse Effect”).  The Memorandum and Articles of Association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(e)                                  Each Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. None of the outstanding shares of capital stock or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary.  The Memorandum and Articles of Association or other constitutive or organizational documents of each Subsidiary comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

(f)                                   Neither the Company nor any of its Subsidiaries is (i) in violation of its respective Memorandum and Articles of Association or its other constitutive documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, except for such defaults that would not individually or in the aggregate have a Material Adverse Effect; and (iii) none of the businesses, activities, agreements or commitments of the Company or its Subsidiaries is unauthorized or exceeds the business scope of its respective business licenses, except to the extent that the failure to be so authorized or to operate within the business scope of its respective business license has been corrected, remedied, rectified or waived or where such failure would not individually or in the aggregate have a Material Adverse Effect.

(g)                                  This Agreement has been duly authorized, executed and delivered by the Company.

(h)                                 The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i)                                     The Ordinary Shares outstanding prior to the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

(j)                                    Except as disclosed in the Time of Sale Prospectus, there are (i) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue,

Ordinary Shares or any of the capital stock of the Company, and (ii) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or direct interest in any of the Company’s Subsidiaries.

(k)                                 American Depositary Receipts (“ADRs”) evidencing American Depositary Shares, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights of registered holders of the ADRs specified therein and in the Deposit Agreement.

(l)                                     The Deposit Agreement, the American Depositary Shares and the ADRs conform in all material respects as to matters to the description thereof contained in the Time of Sale Prospectus.

(m)                             The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations under this Agreement will not (i) contravene any provision of applicable law or the Memorandum and Articles of Association, the certificate of incorporation, by-laws or other constitutive documents of the Company or its Subsidiaries, or (ii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the Company or any of its Subsidiaries, or to which any of the property or assets of the Company or any of its Subsidiaries are subject, that is material to the Company and its Subsidiaries, taken as a whole, or (iii) contravene, conflict with, or result in a breach or violation of, or constitute a default under, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Shares, except in the case of clause (ii) above, such conflict, breach or violation that would not result in a Material Adverse Effect.

(n)                                 There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(o)                                 There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties or assets of the Company or any of its Subsidiaries is subject (i) other than proceedings that would not have a Material Adverse Effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(p)                                 Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Company or its Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or any its Subsidiaries.

(q)                                 Except as described in the Time of Sale Prospectus, none of the Company and its Subsidiaries owns any real property that is material to its respective business and operations; each of the Company and its Subsidiaries has good and marketable title to all personal property owned by it which is material to its respective business and operations, in each case free and clear of all liens, encumbrances and defects or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries, as the case may be; and any real property and buildings held under lease by the Company or its Subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use proposed to be made of such real properties and buildings by the Company and its Subsidiaries.

(r)                                    The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(s)                                   No material labor dispute with the employees of the Company or its Subsidiaries exists or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers or contractors of the Company or its Subsidiaries that could have a Material Adverse Effect.

(t)                                    None of the Company or its Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company or its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u)                                 The Company and each of its Subsidiaries are in compliance with all regulatory requirements imposed by Governmental Agencies (defined below) pertaining to or relating to the business conducted in the ROC by the Company through its Subsidiaries, possess adequate certificates, authorizations or permits issued by appropriate governmental agencies or bodies, including all necessary licenses, consents, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances, certificates, permits, reports to and filings (hereinafter referred to as “Governmental Authorizations”), with any court (whether at the national or local level) or governmental agency or body or any stock exchange authority or any other regulatory body (including, without limitation, the Taiwan Securities and Futures Bureau, Taiwan Stock Exchange Corporation, GreTai Securities Market, Central Bank of China, Taiwan Ministry of Finance, Taiwan Financial Supervisory Commission and the Investment Commission of the Ministry of Economic Affairs of Taiwan, and the local counterparts of each of these government agencies and bodies) having jurisdiction over the Company and each of its Subsidiaries and their respective assets and properties (hereinafter referred to as “Governmental Agencies”), for the Company and each of its Subsidiaries necessary to conduct the business now operated by them, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.

(v)                                 All local and national ROC governmental tax waivers and other local and national ROC tax relief, concession and preferential treatment are valid, binding and enforceable and do not violate any provision of any law or statute or any order, rule or regulation of any local or national Governmental Agency.

(w)                               Each of the Company and its Subsidiaries has established and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements of the each of the Company or its Subsidiaries in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the end of the Company’s most recent audited fiscal year, there has been (i) to the best of the Company’s knowledge after due inquiry, no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no adverse change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x)                                 Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(y)                                 The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(z)                                  The Company and its Subsidiaries (i) are in compliance with any and all applicable domestic and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(aa)                          There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(bb)                          There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(cc)                            Except as disclosed in the Time of Sale Prospectus, no material relationships, direct or indirect, or material transactions exist between any of the Company or its Subsidiaries on the one hand and their respective affiliates, officers and directors or their shareholders, customers or suppliers on the other hand; and the statements in the Time of Sale Prospectus in this regard are true and correct in all material respects and do not omit anything necessary to make such statements, in the light of the circumstances under which they are made, not misleading.

(dd)                          Under the current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Ordinary Shares in cash may be freely transferred out of the Cayman Islands and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Cayman Islands; and all such dividends and other distributions will not be subject to withholding, value added or other taxes under the laws and regulations of the Cayman Islands.

(ee)                            Except as set forth in the Time of Sale Prospectus, none of the Company’s Subsidiaries is currently prohibited, directly or indirectly, from (i) paying any dividends or making any other distribution on such Subsidiary’s equity interest, (ii) repaying to the Company any loan, (iii) making advances to the Company, or (iv) transferring any of its property or assets to the Company or any other Subsidiaries of the Company; except as set forth in the Time of Sale Prospectus, all dividends and other distributions declared and payable upon the equity interests in the Company’s Subsidiaries may be converted into foreign currency that may be freely transferred out of the ROC or its jurisdiction of incorporation and all such dividends and other distributions are not and will not be subject to withholding or other taxes under the laws and regulations of the ROC or its jurisdiction of incorporation and otherwise free and clear of any other tax, withholding or deduction in the ROC or its jurisdiction of incorporation, in each case without the necessity of obtaining any Governmental Authorization in the ROC or its jurisdiction of incorporation.

(ff)                              No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to ROC or the Cayman Islands or any political subdivision of taxing authority thereof in connection with (i) the sale and delivery of the Shares to the Underwriters, the issuance of the American Depositary Shares representing such Shares by the Depositary, and the delivery of such American Depositary Shares to or for the account of the Underwriters, (ii) the initial sale and delivery by the Underwriters of such American Depositary Shares to purchasers thereof; (iii) the deposit of the Shares with the Depositary and the Custodian and the issuance and delivery of the ADRs evidencing such American Depositary Shares, or (v) the execution and delivery of this Agreement.

(gg)                            The Company believes it was not a passive foreign investment company within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the year ended December 31, 2012.

(hh)                          (A) None of the Company, its Subsidiaries or any director or officer of the Company or to the best knowledge of the Company after due inquiry, any affiliate, employee or agent of the Company or any of its Subsidiaries: (i) does or plans to conduct or otherwise get involved with any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any sanctions imposed or enforced by the European Union (including under Council Regulation (EC) No. 194/2008), the United Nations Security Council, Her Majesty’s Treasury, the U.S. Department of State or any other relevant governmental entity or involving any individual or entity included on any list of terrorists or terrorist organizations maintained by the United Nations, the European Union and or the countries in which the Company and its affiliates operate (collectively, the “Sanctions”); (ii) supports or facilitates or plans to support, finance or facilitate or otherwise get involved with any such business or project, in each case other than as permitted under the Sanctions, and in any event not towards any sales or operations in Cuba, Iran, Syria, Sudan, North Korea, Myanmar or Burma; (iii) is subject to any of the Sanctions; or (iv) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of the Sanctions; (B) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person.

(ii)                                  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable anti-money laundering statutes of the ROC, the United States, the United Kingdom and the jurisdictions of their incorporation, the rule and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any such governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)                                The consolidated financial statements (and the notes thereto) of the Company included in the Time of Sale Prospectus present fairly, in all material respects, the financial position of the Company on a consolidated basis as of the dates indicated, and the results of operations and the cash flows for the periods specified; and (i) such financial statements have been prepared in conformity with U.S. generally accepted accounting principles on a consistent basis throughout the period involved and (ii) KPMG who have expressed an opinion on the financial statements of the Company for the year ended December 31, 2012 based on their audits, are independent auditors with respect to the Company within the meaning of the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(kk)                          Each of the Company and its Subsidiaries has filed with all appropriate taxing authorities all income, franchise or other tax returns required to be filed through the date hereof, except for those tax returns the failure of which to file does not and would not reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to any of the Company and its Subsidiaries which has had (nor does any of the Company and its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to any of the Company and its Subsidiaries, might individually or in the aggregate have) a Material Adverse Effect.

(ll)                                  None of the Company and its Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.  The irrevocable and unconditional waiver and agreement of the Company in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the ROC and the Cayman Islands.

(mm)                  The section of the Time of Sale Prospectus in the Company’s Form 20-F under the section captioned “ITEM 5. OPERATING AND FINANCIAL REVIEW AND PROSPECTS—5.A. Operating Results—Critical Accounting Policies and Estimates” accurately and fairly describes in all material respects (i) the accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(nn)                          The description set forth in the Time of Sale Prospectus in the Company’s Form 20-F under the section captioned “ITEM 5. OPERATING AND FINANCIAL REVIEW AND PROSPECTS—5.B. Liquidity and Capital Resources” of (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or its Subsidiaries such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company and its Subsidiaries, taken as a whole, or the availability thereof or the requirements of the Company and its Subsidiaries for capital resources, is true and correct in all material respects. As used herein in this subsection, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(oo)                          None of the Company or its Subsidiaries and directors and officers of the Company or any of its Subsidiaries, nor, to the Company’s best knowledge after due inquiry, any affiliate, employee or agent of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the UK Bribery Act of 2010 or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency of the ROC, the United States, the United Kingdom and the jurisdictions of their incorporation, including, without limitation, using any corporate funds directly or indirectly for any unlawful contribution, gift, entertainment or other unlawful payment to any political party, foreign or domestic government official, candidate or employee or third party from corporate funds, and making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and its Subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(pp)                          The Company has not sold, issued or distributed or entered into any agreement or arrangement to sell, issue or distribute any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding option, rights or warrants.

(qq)                          The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and the ROC and will be honored by courts in the Cayman Islands and the ROC. The Company has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADR Registration Statement or the offering of the Shares or the American Depositary shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 12 hereof.

(rr)                                Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty (i) by the courts of the Cayman Islands and ROC, provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands or the ROC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands or ROC court at the time the lawsuit is instituted in the foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands or the ROC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or ROC.

2.                                      Representations and Warranties of Innolux.  Innolux represents and warrants to and agrees with each of the Underwriters that:

(a)                                 Innolux (through the Depositary) and Leadtek have good and valid title to the Shares to be sold by them, free and clear of all liens, security interests, charges, mortgages, pledges, restrictions on transfer, any other form of encumbrances, equities or claims and all validly-waived preemptive rights; and, upon delivery of the Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, security interests, charges, mortgages, pledges, restrictions on transfer, any other form of encumbrances, equities or claims and all validly-waived preemptive rights, shall pass to the Underwriters.

(b)                                 No Governmental Authorizations are required (i) for the execution and delivery of, or the performance of the obligations under, this Agreement by Innolux and the power of attorney (the “Power of Attorney”) appointing Ms. Jolene Chang and Ms. Homeii Ho as Innolux’s attorneys-in-fact (together, the “Attorneys-in-Fact” and individually an “Attorney-in-Fact”) with authority, among other things, to execute and deliver this Agreement on behalf of Innolux and otherwise to act on behalf of Innolux in connection with the transactions contemplated by this Agreement and (ii) for the sale and delivery of the Shares to be sold by Innolux under this Agreement, provided, however, Innolux is required to report to the ROC Investment Commission and file a Schedule 13G with the Commission for the change of its shareholding in the Company after the completion of the sale of the Shares and American Depositary Shares under this Agreement.

(c)                                  Innolux has the full right, power, capability and authority to enter into and execute this Agreement and the Power of Attorney, and to sell, assign, transfer and deliver or to procure the sale, assignment, transfer and delivery of the Shares to be sold by it or on its behalf under this Agreement.  This Agreement and the Power of Attorney have been duly authorized, executed and delivered by Innolux and constitute valid and legally binding obligations of Innolux.

(d)                                 The Shares to be sold and procured to be sold by Innolux or on its behalf may be freely deposited by it as the registered holder of such shares with the Depositary or with the Hongkong and Shanghai Banking Corporation Limited (the “Custodian”) as agent for the

Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing American Depositary Shares representing such Shares so deposited by Innolux.

(e)                                  The American Depositary Shares to be sold by Innolux or on its behalf will be freely transferable by it and there are no restrictions on subsequent transfers of such American Depositary Shares or American Depositary Shares represented by such Shares.

(f)                                   The execution, delivery and performance of this Agreement and the Power of Attorney, the deposit of the Shares with the Depositary, the sale and delivery of the Shares to be sold or procured to be sold by Innolux hereunder, and the consummation of the transactions contemplated herein by Innolux will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any applicable statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having proper jurisdiction over Innolux or any of its properties, or any agreement or instrument to which Innolux is a party or by which Innolux is bound or to which any of its properties is subject, or its charter or by-laws.

(g)                                  Neither Innolux nor any of its affiliates, nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the American Depositary Shares.

(h)                                 Innolux is not in possession of any material, non-public information regarding the Company that, with the execution and implementation of this Agreement or any matters contemplated in this Agreement, would result in any non-compliance with any applicable selling restrictions or breach of any applicable securities laws, rules and regulations.

(i)                                     There are no contracts, agreements or understandings between Innolux and any person that would give rise to a valid claim against Innolux or any underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein.

(j)                                    Innolux is not a broker-dealer registered with the Financial Industry Regulatory Authority (“FINRA”) or an affiliate of a FINRA broker-dealer.

(k)                                 The Registration Statement and the ADR Registration Statement have each become effective; no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(l)                                     This Agreement has been duly authorized, executed and delivered by Innolux and, to the best of Innolux’s knowledge after due inquiry, by the Company.

(m)                             The Ordinary Shares outstanding prior to the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

(n)                                 ADRs, evidencing American Depositary Shares, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights of registered holders of the ADRs specified therein and in the Deposit Agreement.

(o)                                 To the best of Innolux’s knowledge after due inquiry, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(p)                                 Innolux has been duly incorporated and is validly existing as a company limited by shares under the laws of the ROC.  The Articles of Incorporation of Innolux (last amended on November 14, 2012) comply with the requirements of applicable ROC law and are in full force and effect.

(q)                                 To the best of Innolux’s knowledge after due inquiry, each of the Registration Statement and the ADR Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADR Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) as of the applicable filing date, and the Closing Date and the Option Closing Date, as the case may be, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c).

3.                                      Agreements to Sell and Purchase.  The Selling Shareholder hereby agrees to sell or procure to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder 44,173,484 Shares at $           per Share or $           per American Depositary Share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, Innolux agrees to sell or procure to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 6,626,022 Additional Shares at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4.                                      Terms of Public Offering.  The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable.  The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $           per Share and $           per American Depositary Share (the “Public Offering Price”).

5.                                      Payment and Delivery. Payment for the Firm Shares shall be made to Innolux in Federal or other funds immediately available in New York City to an account designated by Innolux for the Firm Shares to be sold by it against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on                 , 2013, or at such other time on the same or such other date as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to Innolux in Federal or other funds immediately available in New York City to an account designated by Innolux against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the date designated in writing by the Representatives.

The American Depositary Shares representing the applicable Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares or the corresponding American Depositary Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.  The Ordinary Shares not currently represented by American Depositary Shares and on deposit at the Depositary shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.

6.                                      Conditions to the Underwriters’ Obligations. The obligation of the Selling Shareholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date or an Option Closing Date, as the case may be, are subject to the condition that the Registration Statement and the ADR Registration Statement each shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or an Option Closing Date, as the case may be:

(i)                                     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act (if any of the securities of the Company or any of its Subsidiaries are so rated); and

(ii)                                  there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the sole judgment of the Representatives, is material and adverse and that makes it, in the sole judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 Prior to and on the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or threatened.

(c)                                  The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, a certificate, dated the Closing Date or an Option Closing Date, as the case may be, signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and accurate as of the Closing Date or as of the Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d)                                 The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Conyers Dill & Pearman, outside Cayman Islands counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, in the form agreed upon by the Representatives and such counsel.

(e)                                  The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be an opinion of Davis Polk & Wardwell LLP, outside United States counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, in the form agreed upon by the Representatives and such counsel.

(f)                                   The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Baker & McKenzie, outside ROC counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, in the form agreed upon by the Representatives and such counsel.

(g)                                  The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be an opinion of Baker & McKenzie, ROC counsel for Innolux, dated the Closing Date or such Option Closing Date, as the case may be, in the form agreed upon by the Representatives and such counsel.

(h)                                 The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be an opinion of Baker & McKenzie, United States counsel for Innolux, dated the Closing Date or such Option Closing Date, as the case may be, in the form agreed upon by the Representatives and such counsel.

(i)                                     The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Lee & Li, ROC counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in the form agreed upon by the Representatives and such counsel.

(j)                                    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated the Closing Date or such Option Closing Date, as the case may be, in the form agreed upon by the Representatives and such counsel.

(k)                                 The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Shearman & Sterling LLP, United States counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in the form agreed upon by the Representatives and such counsel.

(l)                                     The Underwriters shall have received, on each of (1) the date hereof or the date on which the first sale of the Shares is confirmed if such date is not the same as the date hereof, (2) the Closing Date and (3) the Option Closing Date a letter dated the date hereof or the date on which the first sale of the Shares is confirmed, the Closing Date or the Option Closing Date as the case may be, in form and substance satisfactory to the Underwriters, from KPMG, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” no earlier than three business days prior to the date the letter is dated.

(m)                             The “lock-up” agreements, each substantially in the form of Exhibit A, B or C hereto, as applicable, between the Representatives and each of the Company, Innolux, Biing-Seng Wu, Jordan Wu, Tien-Jen Kin, Chih-Chung Tsai, Hsiung-Ku Chen, Yan-Kuin Su, Yuan-Chuan Horng, Jackie Chang and Norman Hung relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date and each Option Closing Date, as the case may be.

(n)                                 The American Depositary Shares representing the Shares will be listed on the Nasdaq Global Select Market and no new approval will be required for their listing.

(o)                                 The Representatives shall have received a certificate of the Attorney-in-Fact in which the Attorney-in-Fact shall state that: the representations and warranties of Innolux in this Agreement are true and correct in all material respects; and Innolux has complied in all material respects with all agreements and satisfied in all material respects all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request related to the sale of such Additional Shares.

7.                                      Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)                                 To furnish to the Representatives, without charge, seven signed copies of each of the Registration Statement and the ADR Registration Statement (including in each case exhibits thereto) and for delivery to each other Underwriter a conformed copy of each of the Registration Statement and the ADR Registration Statement (in each case without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably objects.

(d)                                 Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law or regulations, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                   If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law or regulations to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers

(whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g)                                  To endeavor to qualify the Shares and the corresponding American Depositary Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(h)                                 To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve-months beginning the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                                     Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company covenants and agrees to pay, the fees and expenses set out in a separate side letter (the “Fees and Expenses Side Letter”).

8.                                      Covenants of Innolux.  Innolux covenants with each Underwriter as follows:

(a)                                 In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, Innolux agrees to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(b)                                 Innolux will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(c)                                  Innolux will make the necessary filing with the ROC Investment Commission under ROC law to report sale of the shares of the Company or to make any investments with the Company, except where such filing is not required by law.

(d)                                 Innolux will not directly or indirectly use the proceeds of the Shares hereunder to (A) fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any Sanctions, and in any event not towards any sales or operations in Cuba, Iran, Syria, Sudan, North Korea, Myanmar (Burma) and (B) Innolux maintains and has implemented adequate internal controls and procedures reasonably designed to detect and prevent any use of the proceeds from the offering of the Shares contemplated hereby that is inconsistent with any of Innolux’s representations and obligations under clause (A) of this paragraph.

(e)                                  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Shareholder covenants and agrees to pay, cause to be paid or reimburse if paid by the Company or the Representatives all expenses incident to the performance of the obligations of the Company and the Selling Shareholder under this Agreement, including the fees and expenses set out in the Fees and Expenses Side Letter.

9.                                      Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.  If the transaction contemplated in this Agreement is successfully consummated and the aggregate amount of fees and expenses exceeds the cap described in the Fees and Expenses Side Letter, then each Underwriter severally covenants and agrees to pay or reimburse the fees and expenses on the basis set out in the Fees and Expenses Side Letter.

10.                               Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADR Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendments or supplements thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c).

(b)                                 Innolux agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADR Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendments or supplements thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c), provided that Innolux will only be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage and liability arises out of or is based upon untrue statements or omissions made in reliance upon (a) information relating to Innolux furnished to the Company in writing by Innolux expressly for use in the Registration Statement, the ADR Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any issuer free writing prospectus or any amendments or supplements thereto; (b) information directly relating to Innolux and its Shares and (c) information contained in informational board packages (not including public filings made by the Company) that are made available to or accessible to Innolux as a substantial shareholder with a director representative in the Company.

(c)                                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, Innolux, directors and officers who sign the Registration Statement and each person, if any, who controls the Company or Innolux within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities in Sections 10(a) and 10(b) above from the Company and Innolux to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendments or supplements thereto.  This indemnity will be in addition to any liability which any Underwriter may otherwise have.  The Company and Innolux acknowledge that to the extent they expressly refer to the underwriters and the syndicate members (i) the statements set forth in the last paragraph of the cover page of any prospectus supplement regarding delivery of the American Depositary Shares, (ii) the legal and marketing names of the Underwriters in any prospectus supplement, (iii) the sentences relating to concessions and reallowances in the Underwriting section of any prospectus supplement and (iv) the paragraphs relating to stabilization, syndicate covering transactions and penalty bids in the Underwriting section of any prospectus supplement, constitute the only information furnished in writing by the several Underwriters through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus.

(d)                                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by Citigroup Global Markets Inc., in the case of parties indemnified pursuant to Section 10(a) or 10(b), and by the Company and Innolux, in the case of parties indemnified pursuant to Section 10(c).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)                                  To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Innolux on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the Company and Innolux on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Innolux on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by Innolux and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and Innolux on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Innolux or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f)                                   The Company, Innolux and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)                                  The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and Innolux contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11.                               Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq National Market or the Taiwan Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, Taiwan or the Cayman Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State, Taiwan or Cayman Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.                               Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and Innolux for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either the Representatives, the Company or Innolux shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus and in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or Innolux to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or Innolux shall be unable to perform its obligations under this Agreement, the Company or Innolux will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.                               No Fiduciary Duties.  Each of the Company and Innolux hereby acknowledges that in connection with the offering of the Shares:  (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company and Innolux or any other person, (ii) the Underwriters owe the Company and Innolux only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and Innolux.  The Company and Innolux waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duties in connection with the offering of the Shares.

14.                               Submission to Jurisdiction; Appointment of Agent for Service.  (a) The Company and Innolux irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADR Registration Statement or the offering of the Shares or the American Depositary Shares.  The Company and Innolux irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  To the extent that the Company or Innolux has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to themselves or their property, the Company and Innolux irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)                                 The Company hereby irrevocably appoints National Corporate Research Ltd., with offices at 10 E. 40th street 10th Floor, New York, New York 10016, and Innolux irrevocably appoints Corporation Service Company, with offices at 180 Avenue of the Americas, Suite 210, New York, NY 10036, as agents for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon the Company or Innolux, respectively, at the office of such agent. Each of the Company and Innolux waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company and Innolux represents and warrants that such agent has agreed to act as its respective agent for service of process, and each of the Company and Innolux agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

15.                               Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or Innolux, as the case may be, with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and Innolux agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or Innolux, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

16.                               Foreign Taxes.  All payments made by the Company or the Selling Shareholder under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands, the ROC or any political subdivision or any taxing authority thereof or therein unless the Company or the Selling Shareholder is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges.  In such event, the Company or the Selling Shareholder, as the case may be, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter being connected with the Cayman Islands or the ROC other than by reason of its being an Underwriter.

17.                               Entire Agreement.  This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement), including the Fee and Expenses Side Letter that relate to the offering of the Shares, represents the entire agreement between the Company, Innolux and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

18.                               Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19.                               Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

20.                               Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, United States Attn: General Counsel; if to the Company shall be delivered, mailed or sent to Vera Wang, Esq., Legal Department, Himax Technologies, Inc., 10th Floor, No. 605, Chungshan Road, Hsinhua, Tainan County 712, Taiwan, Republic of China, fax: +866-510-6620, with a copy to James Lin, Esq., Davis Polk & Wardwell, 18th Floor, The Hong Kong Club Building, Hong Kong, fax: +852-2533-3368; and if to Innolux, shall be delivered to Jolene Chang, Innolux Corporation, fax: +866-375-8600.

Very truly yours,

Himax Technologies, Inc.

By:
Name:

Very truly yours,

Innolux Corporation

By:
Name:

Very truly yours,

Citigroup Global Markets Inc.

By:
Name:

Very truly yours,

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:
Name:

Very truly yours,

Chardan Capital Markets, LLC

By:
Name:

Very truly yours,

Credit Suisse Securities (USA) LLC

By:
Name:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares To Be Purchased
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Chardan Capital Markets, LLC
Credit Suisse Securities (USA) LLC
Oppenheimer & Co. Inc.
Rosenblatt Securities Inc.
Craig-Hallum Capital Group LLC

Total:	22,086,742	3,313,011

Schedule I

SCHEDULE II

TIME OF SALE PROSPECTUS

1.                                      Preliminary prospectus dated June 10, 2013.

2.                                      Free writing prospectus: None

3.                                      Pricing information in the form of the following:

Himax Technologies, Inc. priced 22,086,742 ADSs at $           per ADS plus an option to purchase 3,313,011 additional ADSs.

The American Depositary Shares will be sold pursuant to an effective registration statement that has been previously filed with the Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state.

Copies of the prospectus supplement and accompanying prospectus related to this offering may be obtained from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (tel: 800-831-9146).

Schedule II

SCHEDULE III

LIST OF SUBSIDIARIES

Himax Technologies Limited

Himax Technologies Korea Ltd.

Himax Semiconductor, Inc.

Himax Technologies (Samoa), Inc.

Himax Technologies (Suzhou) Co., Ltd.

Himax Technologies (Shenzhen) Co., Ltd.

Himax Display, Inc.

Integrated Microdisplays Limited

Himax Display (USA) Inc.

Himax Analogic, Inc.

Himax Imaging, Inc.

Himax Imaging, Ltd.

Himax Imaging Corp.

Argo Limited

Tellus Limited

Himax Media Solutions, Inc.

Himax Media Solutions (Hong Kong) Limited

Harvest Investment Limited

Iris Optronics Co., Ltd.

Himax Technologies Japan Ltd.

Schedule III

EXHIBIT A

LOCK-UP LETTER FOR COMPANY

                , 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

United States

Chardan Capital Markets, LLC

17 State Street

Suite 1600

New York, New York 10004

United States

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

United States

As Representatives of the several Underwriters

Ladies and Gentlemen:

This letter is being delivered to you in connection with the Underwriting Agreement (the “Underwriting Agreement”) between Himax Technologies, Inc., a Cayman Islands corporation (the “Company”), Innolux Corporation, as selling shareholder and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of 44,173,484 ordinary shares, par value $0.3 per share, of the Company, (the “Ordinary Shares”) represented by American Depositary Shares (“ADSs”) (the “Offering”).  Terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, for a period from the date hereof until 90 days after the date of the Underwriting Agreement (the “Lock-up Period”), (1) offer, sell, contract to sell, pledge, or otherwise dispose of, sell any option

Ex. A - 1

or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Ordinary Shares or ADSs or any securities convertible into, or exercisable or exchangeable for Ordinary Shares or ADSs, or publicly announce an intention to enter into or effect any such transaction or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs; whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise.

The foregoing shall not apply to:

(a) transfers of shares of Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (collectively, “Covered Securities”) as a bona fide gift or gifts;

(b) distributions of Covered Securities to limited partners or stockholders of the undersigned;

(c) transfers of Covered Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned,

(d) transfers of Covered Securities upon death by will or intestacy to the undersigned’s immediate family;

(e) (i) transfers of Covered Securities pursuant to a trading plan complying with Rule 10b5-1 under the Exchange Act for the transfer of Covered Securities, that has been entered into by the undersigned prior to the date hereof, so long as the number of shares of such Covered Securities subject to such plan is not increased; (ii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Covered Securities, provided that (A) such plan does not provide for the transfer of Covered Securities during the Lock-up Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plan during the Lock-up Period;

(f) Ordinary Shares or ADSs to be issued pursuant to any of the long-term incentive plans adopted by the Company in October 2005 and September 2011;

provided that in the case of any transfer or distribution pursuant to any of sub-clauses (a), (b), (c), or (d) above, each donee or distributee shall sign and deliver a lock up letter substantially in the form of this letter and any such transaction shall not be for value. For

Ex. A - 2

purposes of this agreement “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-up Period, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension.  The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature, Name and Address]

Ex. A - 3

EXHIBIT B

LOCK-UP LETTER FOR INNOLUX

                , 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

United States

Chardan Capital Markets, LLC

17 State Street

Suite 1600

New York, New York 10004

United States

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

United States

As Representatives of the several Underwriters

Ladies and Gentlemen:

This letter is being delivered to you in connection with the Underwriting Agreement (the “Underwriting Agreement”) between Himax Technologies, Inc., a Cayman Islands corporation (the “Company”), Innolux Corporation (the “Selling Shareholder”) and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of 44,173,484 ordinary shares, par value $0.3 per share, of the Company, (the “Ordinary Shares”) represented by American Depositary Shares (“ADSs”) (the “Offering”).  Terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, for a period from the date hereof until 60 days after the date of the Underwriting Agreement (the “Lock-up Period”), (1) offer, sell, contract to sell, pledge or otherwise dispose of, sell any option

Ex. B - 1

or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Ordinary Shares or ADSs or any securities convertible into, or exercisable or exchangeable for Ordinary Shares or ADSs, or publicly announce an intention to enter into or effect any such transaction or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs; whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise, provided that, if the Representatives exercise, in full, on behalf of the Underwriters, the right to purchase the Additional Shares granted by the Selling Shareholder to the Underwriters within 30 days of the date of the Underwriting Agreement, and the Selling Shareholder holds no other Ordinary Shares or ADSs, then the foregoing Lock-up Period shall not apply to the Selling Shareholder.

The foregoing shall not apply to:

(a) transfers of shares of Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (collectively, “Covered Securities”) as a bona fide gift or gifts;

(b) distributions of Covered Securities to limited partners or stockholders of the undersigned;

(c) transfers of Covered Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned,

(d) transfers of Covered Securities upon death by will or intestacy to the undersigned’s immediate family;

(e) (i) transfers of Covered Securities pursuant to a trading plan complying with Rule 10b5-1 under the Exchange Act for the transfer of Covered Securities, that has been entered into by the undersigned prior to the date hereof, so long as the number of shares of such Covered Securities subject to such plan is not increased; (ii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Covered Securities, provided that (A) such plan does not provide for the transfer of Covered Securities during the Lock-up Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plan during the Lock-up Period;

provided that in the case of any transfer or distribution pursuant to any of sub-clauses (a), (b), (c), or (d) above, each donee or distributee shall sign and deliver a lock up letter

Ex. B - 2

substantially in the form of this letter and any such transaction shall not be for value. For purposes of this agreement “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-up Period, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension.  The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature, Name and Address]

Ex. B - 3

EXHIBIT C

LOCK-UP LETTER FOR DIRECTORS AND EXECUTIVE OFFICERS

                , 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

United States

Chardan Capital Markets, LLC

17 State Street

Suite 1600

New York, New York 10004

United States

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

United States

As Representatives of the several Underwriters

Ladies and Gentlemen:

This letter is being delivered to you in connection with the Underwriting Agreement (the “Underwriting Agreement”) between Himax Technologies, Inc., a Cayman Islands corporation (the “Company”), Innolux Corporation, as selling shareholder and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of 44,173,484 ordinary shares, par value $0.3 per share, of the Company, (the “Ordinary Shares”) represented by American Depositary Shares (“ADSs”) (the “Offering”).  Terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, for a period from the date hereof until 60 days after the date of the Underwriting Agreement (the “Lock-up Period”), (1) offer, sell, contract to sell, pledge or otherwise dispose of, sell any option

Ex. C - 1

or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Ordinary Shares or ADSs or any securities convertible into, or exercisable or exchangeable for Ordinary Shares or ADSs, or publicly announce an intention to enter into or effect any such transaction or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs; whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise.

The foregoing shall not apply to:

(a) transfers of shares of Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (collectively, “Covered Securities”) as a bona fide gift or gifts;

(b) distributions of Covered Securities to limited partners or stockholders of the undersigned;

(c) transfers of Covered Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned,

(d) transfers of Covered Securities upon death by will or intestacy to the undersigned’s immediate family;

(e) (i) transfers of Covered Securities pursuant to a trading plan complying with Rule 10b5-1 under the Exchange Act for the transfer of Covered Securities, that has been entered into by the undersigned prior to the date hereof, so long as the number of shares of such Covered Securities subject to such plan is not increased; (ii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Covered Securities, provided that (A) such plan does not provide for the transfer of Covered Securities during the Lock-up Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plan during the Lock-up Period;

provided that in the case of any transfer or distribution pursuant to any of sub-clauses (a), (b), (c), or (d) above, each donee or distributee shall sign and deliver a lock up letter substantially in the form of this letter and any such transaction shall not be for value. For purposes of this agreement “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Ex. C - 2

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-up Period, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension.  The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature, Name and Address]

Ex. C - 3